UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

512-245-6646
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	QTMM	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase and Financing Agreement

On January 26, 2021, Quantum Materials Corp. (the “Company”) and Pasaca Capital Inc. (“Pasaca”) entered into a Securities Purchase and Financing Agreement (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, at the first closing, Pasaca will convert three previously issued promissory notes made by the Company payable to Pasaca and loan to the Company an additional $1,500,000 pursuant to a certain Secured Convertible Promissory Note (the “Convertible Note”) made by the Company payable to Pasaca in the principal amount of $4,500,000 (the “Senior Note”). The Senior Note is convertible into 154,228,625 shares of the Company’s common stock (the “Note Shares”). At the second closing, Pasaca will purchase common stock of the Company (“Common Stock”) in an amount such that, after such purchase and the conversion of the Senior Note into the Note Shares, Pasaca will own fifty-one percent (51.0%) of the fully diluted common stock of the Company. The purchase price for the Common Stock to be sold in the second closing is $10,500,000. Pasaca will also have the right to appoint three members to the Company’s Board of Directors. Both the first and second closing are subject to numerous contingencies, as set forth in the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Convertible Note do not purport to be complete and are qualified in their entirety by the provisions of the Purchase Agreement and the Convertible Note, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Registration Rights Agreement

On January 26, 2021, the Company and Pasaca entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, holders of twenty percent of the total shares of Note Shares and Common Stock issued pursuant to the Purchase Agreement (the “Registrable Shares”) shall have the right to require the Company to register at least thirty percent of such shares for sale on Form S-1 of Form S-3 under the Securities Act of 1933, as amended (the “33 Act”). In addition, holders of ten percent of the Registrable Securities shall have the right to require the Company to register such shares for sale on Form S-3 under the 33 Act. The Registration Rights Agreement also provides for piggy-back registration rights. Pursuant to the Registration Rights Agreement, should the Company determine to issue new equity securities of the Company, or securities convertible into equity securities of the Company, it must offer such new securities to Pasaca and/or its assigns.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Registration Rights Agreement, which is attached hereto as Exhibit 10.3.

Distribution Agreement

On January 26, 2021, the Company and Pasaca entered into a Distribution Agreement (the “Distribution Agreement”). Pursuant to the terms of the Distribution Agreement, the Company appointed Pasaca to act as an independent distributor to resell and distribute the Company’s Quantum Dots and QMC HealthID products. Under the Distribution Agreement, Pasaca guaranteed that the Company would receive cumulative gross royalties and/or gross sales, licensing or other revenues under the Distribution Agreement of no less than $15,000,000, over the period including 2020 and continuing until twelve months after the Company has completed development of a functioning product integrating the QMC HealthID IP and Innova Medical Group’s products. Pasaca has the right to extend the revenue period by up to twenty-four months upon payment of advance royalties.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Distribution Agreement, which is attached hereto as Exhibit 10.4.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description	Location Reference

10.1	Securities Purchasing and Financing Agreement	Incorporated herein by reference to Exhibit 10.1 to the Company’s 8k filed on February 1, 2021

10.2	Convertible Note	Incorporated herein by reference to Exhibit 10.2 to the Company’s 8k filed on February 1, 2021

10.3	Registration Rights Agreement	Incorporated herein by reference to Exhibit 10.3 to the Company’s 8k filed on February 1, 2021

10.4	Distribution Agreement	Incorporated herein by reference to Exhibit 10.4 to the Company’s 8k filed on February 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: February 1, 2021	/s/ Stephen A. Squires
STEPHEN A. SQUIRES, CEO